Exhibit 10.2

PUT OPTION AGREEMENT

AMONG

SIFY TECHNOLOGIES LIMITED

AND

KOTAK SPECIAL SITUATIONS FUND

AND

SIFY INFINIT SPACES LIMITED

DATED: NOVEMBER 1, 2021

PUT OPTION AGREEMENT

This PUT OPTION AGREEMENT (this “Agreement”) dated November 1, 2021 (“Execution Date”), among:

SIFY TECHNOLOGIES LIMITED, a company incorporated under Companies Act, 1956, and having its registered office at TIDEL Park, 2nd Floor No. 4, Canal Bank Road, Taramani, Chennai – 600 113, Tamil Nadu, India (hereinafter referred to as the “STL”, which expression shall unless repugnant to the context or meaning thereof mean and include its successors and assigns) of the FIRST PART;

AND

KOTAK SPECIAL SITUATIONS FUND, a trust duly registered under the Applicable Laws of India, acting through its trustee, Vistra ITCL (India) Limited, registered with the Securities and Exchange Board of India as a Category II Alternative Investment Fund, represented through Kotak Investment Advisors Limited, a company duly incorporated under the Companies Act 1956 and having its registered office at 27 BKC, 7th Floor, Plot No. C-27, G Block, Bandra Kurla Complex, Bandra East. Mumbai – 400051 (“Investor”, which expression shall, unless it be repugnant to the context and meaning thereof, be deemed to mean and include its successors and permitted assigns) of the SECOND PART;

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AND

SIFY INFINIT SPACES LIMITED, a company incorporated under the Companies Act, 2013 and having its registered office at 2nd Floor, TIDEL Park No. 4, Rajiv Gandhi Salai, Taramani, Chennai – 600 113, Tamil Nadu, India (hereinafter referred to as the “SIS” or the “Company” or the “Confirming Party”, which expression shall unless repugnant to the context or meaning thereof mean and include its successors and assigns) of the THIRD PART.

STL and the Investor shall hereinafter collectively be referred to as the “Parties” and individually referred to as a “Party”.

RECITALS:

(A)	Pursuant to a debenture subscription agreement dated November 1, 2021 between the Investor, SIS and STL (the “DSA”), the Investor has agreed to subscribe to the Investor CCDs, on the terms and conditions set forth in the DSA. Executed copy of the DSA is annexed hereto as Annexure I.

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(B)	In furtherance of the DSA, the Parties are desirous of entering into this Agreement whereby the Investor would be granted a put option in relation to the Investor CCDs subscribed by the Investor pursuant to the provisions of the DSA, in accordance with the terms and conditions of this Agreement. This Agreement shall be treated as part of the Transaction Documents (as defined in the DSA).

(C)	In consideration of the Investor entering into the Transaction Documents, and SIS confirming and acknowledging the transaction contemplated herein, STL and the Investor have agreed to undertake its respective rights and obligations hereinafter contained.

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

Capitalized terms not specifically defined herein shall, unless the context otherwise requires, have the same meaning ascribed to them under the DSA. Wherever used in this Agreement, the following terms have the following meanings:

“Material Adverse Effect” means any event, change, development (including any change in Applicable Law), circumstance, effect or other matter that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, developments, circumstances, effects or other matters, with or without notice, lapse of time or both, a material adverse effect on: (i) the business, the assets or liabilities of STL, condition (financial or otherwise), operating results or operations or prospects of the business taken as a whole; or (ii) the ability of STL to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement in a timely manner;

“Put CCDs” means such number of the Investor CCDs subscribed by the Investor in accordance with the terms of the DSA, as the Investor may specify in a Put Option Notice;

“STL Put Price” shall mean the aggregate of the price per Investor CCD which would entitle the Investor to realise an IRR of [***%] on the Investor Aggregate Accreted Amount and subject to such revisions as set out in Clause 3.1.

“STL Settlement Date” means the date for settlement of the purchase of the relevant Put CCDs by STL.

1.2.	Interpretation

The terms referred to in this Agreement shall, unless defined otherwise or inconsistent with the context or meaning thereof, bear the meanings ascribed to them under the relevant statute/legislation

1.2.1.	Reference to statutory provisions shall be construed as meaning and including references also to any amendment or re-enactment (on or after the Execution Date) for the time being in force and to all statutory instruments or orders made pursuant to such statutory provisions.

1.2.2.	Any reference to a document in “Agreed Form” is to a document in a form agreed between the Parties initialled for the purpose of identification by or on behalf of each of them (in each case with such amendments as may be agreed by or on behalf of the Parties).

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1.2.3.	Any reference to “Account” or “Accounts” shall include the relevant balance sheets and profit and loss accounts together with all documents which are required by Applicable Law to be annexed to the accounts of the Company, to be laid before the Company in the general meeting for the relevant Financial Year.

1.2.4.	The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include”, “including” and “among other things” shall, in all cases, be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import.

1.2.5.	Words denoting the singular shall include the plural and words denoting any gender shall include all genders.

1.2.6.	Table of contents, headings, subheadings, titles, subtitles to clauses, sub-clauses and paragraphs are for information and convenience only and shall not form part of the operative provisions of this Agreement or the annexures hereto and shall not affect the interpretation or construction of this Agreement.

1.2.7.	References to Recitals, Clauses, Appendices, Annexures, Paragraphs, Preamble and Schedules are to recitals, appendices and annexures to, and clauses, paragraphs, preamble and schedules of this Agreement, all of which form part of this Agreement.

1.2.8.	Unless otherwise specified, references to days, months and years are to calendar days, calendar months and calendar years, respectively.

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of such period is not a Business Day; and whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day.

1.2.9.	All approvals and/or consents to be granted by the Parties under this Agreement shall be deemed to mean approvals and/or consents in writing. Words “directly or indirectly” mean directly or indirectly through one or more intermediary Persons or through contractual or other legal arrangements, and “direct or indirect” have the correlative meanings.

1.2.10.	Where any obligation of a Party under this Agreement (“Subject Obligation”) requires consent (including from any Governmental Authority) in order for the Subject Obligation to be performed validly, then the Subject Obligation shall be deemed to include the obligation to apply for, obtain, maintain and comply with the terms of, all such consents and the time provided for the completion of the Subject Obligation shall be extended for the time required to obtain such consent, except if and to the extent that the provisions of Applicable Law or this Agreement require another Party to obtain such consent.

1.2.11.	Any reference to “writing” shall include printing, typing, lithography, transmissions by facsimile, electronic mail and other means of reproducing words in visible form but excluding text messaging via mobile/ smart phones.

1.2.12.	The words “include” and “including” are to be construed without limitation.

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1.2.13.	No provisions shall be interpreted in favour of, or against, any Party by reason of the extent to which such Party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

1.2.14.	If, in calculating a price or an amount, the relevant variables for such calculation are expressed in different currencies then all such variables for the purposes of such calculation shall be in Indian Rupees.

1.2.15.	If there is any conflict or inconsistency between a term in the body of this Agreement and a term in any of the schedules or any other document referred to or otherwise incorporated in this Agreement, the term in the body of this DSA shall take precedence.

1.2.16.	The Parties agree and undertake that notwithstanding anything to the contrary contained in this Agreement, the Shareholders shall undertake all such measures as may be required to give effect to the provisions of this Agreement including but not limited to voting in such manner as may be necessary to give effect to the provisions of this Agreement.

1.2.17.	To the extent any statement contained in this Agreement is qualified by the knowledge, belief or awareness of STL, such statement shall be deemed to include any knowledge, belief or awareness which STL would have, based on all the data, facts, information by whatever name called, that is within the actual knowledge of any identified key employee or Director, after exercising reasonable care and diligence, in case of STL.

1.2.18.	The Parties acknowledge and agree that SIS is executing this Agreement as a confirming party and no other rights / obligations are applicable to SIS.

2.	STL PUT OBLIGATION

2.1.	STL hereby grants to the Investor, an option (the “STL Put Option Right”) to sell to STL, the Put CCDs by exercising the STL Put Option Right on or after October 01, 2027, and STL shall be obligated to purchase from the Investor upon exercise of such STL Put Option Right, all of the Put CCDs (as specified by the Investor in the relevant STL Put Option Notice) in accordance with the terms of this Agreement. In addition to the foregoing, upon occurrence of, (i) an Event of Default as defined in the DSA; or (ii) if the Company fails to provide exit to the Investor by way of Qualified IPO or Alternate Listing by the Exit Long Stop Date, as envisaged in the DSA or (iii) breach by STL of any of its obligation or covenants under this Agreement, the Investor shall have the right to exercise the STL Put Option Right, on the date of occurrence of such Event of Default or on the Exit Long Stop Date.

2.2.	The STL Put Option Right may be exercised by the Investor by delivery to STL of a put option notice, which shall specify the number of Put CCDs, bank account into which the STL Put Price shall be paid, the applicable STL Settlement Date and the STL Put Price (“STL Put Option Notice”). STL may acquire these Put CCDs either by itself or through any other entity nominated by STL.

2.3.	In case of Event of Default as per the DSA or if the Company fails to provide exit to the Investor by way of Qualified IPO or Alternate Listing by the Exit Long Stop Date, as envisaged in the DSA or (iii) breach by STL of any of its obligation or covenants under this Agreement, STL shall pay to the Investor no later than 90 (ninety) days from the date of STL Put Option Notice, the entire STL Put Price into the bank account (subject to applicable withholding taxes) specified by the Investor in the STL Put Option Notice.

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2.4.	If the Investor exercises the STL Put Option Right otherwise than, (i) upon occurrence of an Event of Default as defined in the DSA; or (ii) if the Company fails to provide exit to the Investor by way of Qualified IPO or Alternate Listing by the Exit Long Stop Date, as envisaged in the DSA or (iii) breach by STL of any of its obligation or covenants under this Agreement, then the following shall apply:

2.4.1.	STL First Settlement Date:

(i)	On the STL First Settlement Date, that is the date of completion of 12 (twelve) months from the date of the STL Put Option Notice, STL shall pay to the Investor, into the bank account specified by the Investor, 33.33% of the STL Put Price (“First Instalment STL Put Price”), in immediately available funds. The First Instalment STL Put Price shall be paid without any deductions whatsoever for any fees, Taxes, duties, costs or other charges howsoever called (all of which shall be borne by STL).

(ii)	The Investor shall, immediately upon the receipt of the First Instalment STL Put Price, transfer to STL (or its assignee), free of all Encumbrances, the Put CCDs, as specified in the STL Put Option Notice and in proportion of the First Instalment STL Put Price paid by STL, and the debenture certificates, if any, evidencing title to the Put CCDs together with such duly executed and stamped instruments of transfer, if any, as required by the Applicable Laws to effect the transfer.

2.4.2.	STL Second Settlement Date:

(i)	On the STL Second Settlement Date, that is the date of completion of 24 (twenty-four) months from the date of the STL Put Option Notice, STL shall pay to the Investor, into the bank account specified by the Investor, 33.33% of the STL Put Price (“Second Instalment STL Put Price”), in immediately available funds. The Second Instalment STL Put Price shall be paid without any deductions whatsoever for any fees, Taxes, duties, costs or other charges howsoever called (all of which shall be borne by STL).

(ii)	The Investor shall, immediately upon the receipt of the Second Instalment STL Put Price, transfer to STL (or its assignee), free of all Encumbrances, Put CCDs, as specified in the STL Put Option Notice and in proportion of the Second Instalment STL Put Price paid by STL, and the debenture certificates, if any, evidencing title to the Put CCDs together with such duly executed and stamped instruments of transfer, if any, as required by the Applicable Laws to effect the transfer.

2.4.3.	STL Third Settlement Date:

(i)	On the STL Third Settlement Date, that is the date of completion of 36 (thirty-six) months from the date of the STL Put Option Notice, STL shall pay to the Investor, into the bank account specified by the Investor, the balance 33.33% of the STL Put Price (“Third Instalment STL Put Price”), in immediately available funds. The Third Instalment STL Put Price shall be paid without any deductions whatsoever for any fees, Taxes, duties, costs or other charges howsoever called (all of which shall be borne by STL).

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(ii)	The Investor shall, immediately upon the receipt of the Third Instalment STL Put Price, transfer to STL (or its assignee), free of all Encumbrances, Put CCDs, as specified in the STL Put Option Notice and in proportion of the Third Instalment STL Put Price paid by STL, and the certificates, if any, evidencing title to the Put CCDs together with such duly executed and stamped instruments of transfer, if any, as required by the Applicable Laws to effect the transfer (“STL Third Settlement Completion”).

2.5.	Upon the STL Third Settlement Completion, the Investor’s obligations in respect of the transfer of the Put CCDs shall be fully and finally discharged and STL shall be responsible for completing any and all filings and formalities to be complied with under Applicable Law in respect of such transfer, provided that the Investor shall extend assistance to STL and the Company, as required to ensure the valid transfer of the Put CCDs to STL. Notwithstanding anything set out in the Transaction Documents, all income tax applicable on the STL Put Price shall be borne by the Investor. Until the relevant STL Settlement Date, the Investor shall be entitled to all of its rights as a debenture holder (or rights attached to such Put CCDs), whether under the DSA, Applicable Law or otherwise. The calculation by the Investor of the STL Put Price shall be binding and conclusive for all purposes, absent manifest error.

2.6.	All payments to be made by STL and/or the Company to the Investor under or in connection with the Put CCDs and/or under any Transaction Document, shall be made free and clear of and without any tax deduction, unless STL and/or the Company is required to make tax deduction under the Applicable Laws. In the event any withholding taxes are required to be deducted by STL and/or the Company as per Applicable Law, the same shall be borne by the Investor.

3.	FAILURE TO PERFORM BY STL

3.1.	Without prejudice to the Investor’s rights and remedies as set out in the DSA in case of occurrence of an Event of Default or if the Investor has not been provided with exit by way Qualified IPO or Alternate Listing by the Exit Long Stop Date as contemplated by the DSA or STL is in breach of any of its obligations or covenants under this Agreement, the STL Put Price shall mean the aggregate of the price per Investor CCD which would entitle the Investor to realise an IRR of [***]% on the Investor Aggregate Accreted Amount.

3.2.	Without prejudice to any remedies available to the Investor under this Agreement or otherwise, if after the Investor has delivered to STL a STL Put Option Notice, STL fails to purchase and pay, as herein provided, for all or any of the Put CCDs included in such STL Put Option Notice, the Investor shall have the right (but not the obligation), in its sole discretion and notwithstanding any obligations owed by the Investor to STL under the DSA to the contrary, the performance by the Investor of which STL hereby waives, to sell, transfer or otherwise dispose of any or all of such unpurchased and unpaid Put CCDs to any Person; provided, however, that STL shall remain obligated to pay to the Investor the corresponding STL Put Price and any late payment charge due thereon, as reduced by an amount equal to the net proceeds, if any, actually received by the Investor as a result of such sale, transfer or other disposition of the relevant Put CCDs, with the amount of such proceeds.

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4.	OBLIGATIONS OF STL

4.1.	The obligations of STL hereunder are irrevocable and shall not be terminated, suspended or affected in any manner by the deterioration of the financial situation or the interruption of the operations of STL or the Company (whether by condemnation, expropriation, nationalization or otherwise) or the insolvency of the Company or STL or the filing of any bankruptcy proceeding or any similar proceeding by or against the Company or STL or any other circumstances whatsoever. For the avoidance of doubt, the obligations of STL and the rights of the Investor hereunder shall automatically terminate (without the requirement of any further action or deed) and be of no further force or effect immediately upon the termination of the DSA, or, consummation of a Qualified IPO or Alternate Listing resulting in the listing of the securities of the Company being listed on the Recognised Stock Exchange provided that no such termination of any provision of this Agreement shall affect or prejudice the rights and/or obligations of any Party which have accrued or been incurred prior to such termination.

4.2.	If the Investor is agreeable to exit at the Exit Purchase Price, then STL, shall directly or indirectly, through any other third Person have the right to purchase all of the Investor CCDs held by the Investor in the Company at the Exit Purchase Price instead of undertaking Qualified IPO as contemplated in Clause 17.5 of the DSA or Alternate Listing as contemplated in Clause 17.6 of the DSA. STL shall give to the Investor a written notice within 7 (seven) days of the 3 (three) Investment Bankers providing the IPO indicative price bands to the Company as per Clause 17.5.1(ii) of the DSA, for purchasing all of the Investor CCDs at the Exit Purchase Price (“STL Exit Purchase Notice”). Upon receipt of the STL Exit Purchase Notice, the Investor shall have the obligation to communicate its acceptance at the earliest to STL, in writing, but no later than 90 (ninety) days from the receipt of the Exit Purchase Notice (“STL Exit Purchase Acceptance Notice”). Upon receipt of the Exit Purchase Acceptance Notice, STL shall have the obligation to purchase all of the Investor CCDs in the Company no later than 90 (ninety) days from the date of the STL Exit Purchase Acceptance Notice. The Exit Purchase Price, the Parties shall take the average of the cap price of the 3 (three) IPO Indicative Price Bands determined by the Investment Bankers (as per Clause 17.5.1(ii) of the DSA (such average being the “Exit Purchase Price”).

5.	CONSENTS AND APPROVALS; FURTHER ASSURANCES

STL shall take and cause the Company to take all such action and do, perform, execute and deliver, in a due and expeditious manner, all acts, deeds and documents as shall be necessary from time to time to cause the effective performance of STL’s obligations, under this Agreement and the DSA, including but not limited to voting or providing a written consent with respect to any of the voting shares, rights or interests of the Company in order to adopt or reject any corporate or shareholder resolutions necessary to effect the provisions of this Agreement and the DSA and making, or causing to be made, all governmental, regulatory and administrative filings with any appropriate Governmental Authority. STL, in its capacity as a controlling Shareholder of the Company, undertakes to take such action, as is necessary to prevent any amendment of the charter documents of the Company / Restated Charter Documents of the Company and/or the taking of any action by the Company, the effect of which would be to restrict or prevent the sale, transfer or disposition of any Put CCDs in accordance with the provisions of this Agreement.

6.	COVENANTS

6.1.	STL shall provide to the Investor a net worth certificate certifying its net worth, as on the First Closing Date as of March 31, 2021 (as annexed hereto as Annexure II) and as on 31st day of March every year, so long as the put obligations have not been settled in accordance with terms hereof.

6.2.	STL undertakes that its shareholding in SIS shall not go below 50% of the share capital of SIS, without the prior written consent of the Investor.

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6.3.	STL shall take all such action and do, perform, execute and deliver, in a due and expeditious manner, all acts, deeds and documents as shall be necessary from time to time to cause the effective performance of the STL's obligations, under this Agreement and the DSA and making, or causing to be made, all governmental, regulatory and administrative filings with any appropriate Governmental Authority.

6.4.	STL represents, warrants and covenants that it has obtained necessary board and shareholders approvals as may be required to perform, execute and deliver STL’s obligations under this Agreement and upon exercise of Put Option Right by the Investor it shall be an irrevocable payment obligation on part of STL to pay the Put Price in accordance with Clause 2 and 3 of this Agreement.

6.5.	No Material Adverse Effect has occurred on STL on the First Closing Date or any subsequent closing date(s) (as set out in the DSA) with respect to the allotment and subscription of the Investor CCDs.

6.6.	STL shall, during the subsistence of this Agreement, ensure that the business of datacentre shall be conducted only through the Company or through a joint venture company where the Company and customers / potential customers / DC operators are the only shareholders/ partners and no other entity comprising the Promoter Group and its Affiliates shall be a shareholder of such joint venture, provided that if the Proposed Merger of SDMS has not been completed prior to Strategic Sale Exit then the Strategic Equity Valuation should include the valuation of SDMS.

6.7.	If the directors of STL are added to wilful defaulter list by the relevant Governmental Authority, STL and its shareholders shall take immediate steps forthwith to remove such Person from the board of directors of STL.

6.8.	Information Covenants: STL shall provide to the Investor in relation to STL:

6.8.1.	promptly upon becoming aware of them, the details of any event which may have a Material Adverse Effect on STL;

6.8.2.	promptly, notice of any change in its authorised signatories (in connection with the Transaction Documents), signed by one of its directors or its company secretary, whose specimen signature has previously been provided to the Investor accompanied (where relevant) by a specimen signature of each new signatory;

6.8.3.	promptly, all letters, notices, petitions, plaints, and other documents relating to any suit, action, petition, arbitration, litigation or other legal proceeding of any nature whatsoever commenced in relation to any winding-up and/or in relation to any Insolvency Event by or against STL promptly, all letters, notices, petitions, plaints, and other documents relating to any suit, action, petition, arbitration, litigation or other legal proceeding of any nature whatsoever received from the relevant Governmental Authority;

6.8.4.	promptly, all letters, notices, petitions, plaints, and other documents relating to any suit, action, petition, arbitration, litigation or other legal proceeding of any nature whatsoever commenced (including in relation to any winding-up and/or in relation to any Insolvency Event) by or against STL, which would have an adverse impact on the obligations of STL under the Transaction Documents, or the Security created thereunder or this Agreement;

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6.8.5.	promptly, all letters, notices, petitions, plaints, and other documents relating to any suit, action, petition, arbitration, litigation or other legal proceeding of any nature whatsoever commenced (including in relation to any winding-up and/or in relation to any Insolvency Event) by or against STL involving a liability exceeding INR 30,00,00,000 (Rupees thirty crores only);

6.8.6.	promptly, notice(s) of any purported/estimated loss or damage exceeding INR 30,00,00,000 (Rupees thirty crores only) which may be incurred and/or suffered by STL due to the occurrence of any force majeure events and/or any events and circumstances which adversely affect the performance by STL of its respective obligations or covenants under any agreements/documents including any acts of God i.e., fire, storms, pandemics, floods, earthquake or lightning, war, hostilities, terrorist acts, riots, civil commotion or disturbances affecting STL and/or any of its respective properties/assets and/or sabotage or explosions affecting STL and/or any of its properties/assets, in relation to which STL has not obtained adequate insurance cover;

6.8.7.	copies of notices of the board meetings and shareholders’ meetings of STL to the Investor, which relate to borrowings, investments and fund raise above INR 30,00,00,000 (Rupees thirty crores only) respectively, simultaneously with the same being circulated to the directors / shareholders of STL, each certified by the chairman or the chief executive officer or the company secretary of STL as being true, accurate and not misleading. For the avoidance of doubt the Investor shall only be entitled to copies of the board meetings and/or shareholders’ meetings of STL which relate to direct or indirect corporate restructuring (including change of management), fund raise, related party transactions, intercorporate loans or deposits or any other issue that may directly or indirectly affect the rights of the Investor or value of the Investment made by the Investor under DSA and this Agreement;

6.8.8.	promptly, all details in respect of declaration of any default in respect of any Financial Indebtedness of STL by any bank or financial institution or in case of declaration of any default/ breach of any covenants or undertakings by STL under any financing documents entered into by the Company with such bank or financial institution;

6.8.9.	at least within 3 (three) Business Days upon effecting any change in composition of the board of directors of STL (subject to Applicable Laws), the details of proposed changes;

6.8.10.	at least 3 (three) Business Days prior to effecting any sale/ transfer/ disposal of assets of STL of an aggregate value exceeding INR 30,00,00,000 (Rupees thirty crores only) in any year, the details of the assets proposed to be sold/ transferred / disposed off; and

6.8.11.	as soon as it becomes available, but in any event within 180 (one hundred and eighty) days after the end of each Financial Year, the audited financial statements (both consolidated and standalone, wherever applicable) of STL.

7.	CONFIRMATION

The Company acknowledges the transaction contemplated herein.

8.	REPRESENTATIONS AND WARRANTIES

8.1.	Representations and Warranties of STL: STL represents and warrants to the Investor that each of the representations and warranties as set out below are, true, accurate, complete and not misleading as on the date of this Agreement and shall continue to be true, accurate, complete and not misleading as on the First Closing Date, any subsequent closing date(s) with respect to the allotment and subscription of Additional CCDs and subsistence of this Agreement.

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8.1.1.	STL is a duly organised and validly existing company incorporated in India under the Act.

8.1.2.	STL has full power and authority to execute and deliver this Agreement (to which it is a party) and to complete the transactions contemplated thereby. The constitutional documents of STL include provisions which authorises it to execute and deliver this Agreement (to which it is a party) and exercise its rights and perform its obligations under this Agreement (to which it is a party).

8.1.3.	STL has obtained all necessary corporate authority for the due execution and delivery of this Agreement (to which it is a party) and exercise its rights and perform its obligations under this Agreement (to which it is a party). The obligations expressed to be assumed by STL in this Agreement to which it is a party are legal, valid, binding and enforceable in accordance with the provisions of Applicable Law.

8.1.4.	The entry into and performance by STL of, and the transactions contemplated by, this Agreement to which it is a party, do not conflict with any Applicable Law, its constitutional documents; or any agreement or instrument binding upon it or any of their assets.

8.1.5.	The entire share capital of STL is held by the Persons including the ultimate beneficial owners, the details of whom will be provided by STL as annexed hereto as Annexure III.

8.1.6.	STL has sufficient financial resources to perform, complete and honour STL’s obligation as contemplated hereunder on exercise of STL Put Option Right by the Investor.

8.2.	Representations and Warranties of the Investor: Investor represents and warrants to STL that each of the representations and warranties as set out below are, true, accurate, complete and not misleading as on the date of this Agreement and shall continue to be true, accurate, complete and not misleading during the subsistence of this Agreement:

8.2.1.	Investor has full power and the capacity and authority to enter into and execute and deliver this Agreement and to perform all of its obligations hereunder.

8.2.2.	This Agreement, upon execution, constitutes legal, valid and binding obligations of the Investor and is enforceable in accordance with its respective terms.

8.2.3.	The execution and delivery of this Agreement by it and the performance of its obligations under this Agreement do not conflict with any Applicable Law, rule or regulation applicable to it, any provisions of its constitutional documents (if applicable) or any contract.

9.	TERM AND TERMINATION

This Agreement shall become effective and binding on the Parties on and from the Execution Date till the termination of the DSA or as otherwise set out in this Agreement.

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10.	SPECIFIC PERFORMANCE

The Investor and STL acknowledge and agree that the Investor would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by STL could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Investor may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

11.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, and interpreted in accordance with, the laws of India. Subject to the provisions of Clause 12, the courts at Chennai, India shall have non-exclusive jurisdiction in relation to the enforcement of any awards provided for under Clause 12 and in relation to any applications for conservatory or similar interim reliefs arising out of this Agreement.

12.	ARBITRATION OF DISPUTES

12.1.	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (a "Dispute"), shall be referred to and finally resolved by arbitration in accordance with the SIAC Rules 2016 (as amended from time to time), which Rules are deemed to be incorporated by reference into this Agreement, and the arbitration will be administered by the SIAC.

12.2.	The Party(ies) issuing a notice referring the Dispute to arbitration shall be referred to as the “Claimant(s)” and the party(ies) against whom the Dispute has arisen shall be referred to as the “Respondent(s)”. The arbitration tribunal (the "Tribunal") shall consist of three arbitrators. The Claimant(s) shall appoint one arbitrator, and the Respondent(s) shall appoint one arbitrator. The third arbitrator, who shall be the presiding arbitrator of the tribunal, shall be appointed by the two-party-nominated arbitrators within 15 (fifteen) Business Days of the last of their appointments. If the third arbitrator has not been agreed within this time period, the third arbitrator shall be appointed by the President of the SIAC Court pursuant to Rule 11.3 of the SIAC Rules 2016.

12.3.	The seat and venue of arbitration shall be Singapore. However, in order to save costs, the Parties have agreed to have the venue, for the conduct the arbitral proceedings at Mumbai.

12.4.	The language to be used in the arbitral proceedings shall be English.

12.5.	Any award of the Tribunal shall be made in writing and shall be final and binding on the parties from the day it is made and no further appeal shall lie against the said award of the Tribunal. The Parties undertake to carry out the award without delay.

12.6.	The Parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The Parties shall not be deemed, however, to have waived any right to apply for the setting aside of any award to the extent allowed by the law of the seat of arbitration. Nothing in this sub-clause shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction.

12.7.	Any Party to this Agreement, may in accordance with the SIAC Rules 2016, be joined to any arbitration commenced under this Agreement. Each Party to this Agreement hereby consents, for the purposes of the SIAC Rules 2016, to such joinder. The Parties further agree to consolidate arbitrations, in relation to other disputes on matters connected to this Agreement, into a single arbitration and proceed in accordance to the provisions hereof.

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12.8.	The Parties hereby agree to expressly exclude the applicability of Part I of the (Indian) Arbitration and Conciliation Act, 1996 (save and except section 9, section 27 and section 37 thereof) to any arbitration conducted pursuant to this Clause 12.

13.	FURTHER ASSURANCES

Each Party shall give such further assurance, provide such further information, take such further actions and execute and deliver such further documents and instruments as are, in each case, within its power to give, provide and take so as to give full force and effect to the provisions of this Agreement.

14.	NOTICES

14.1.	Any notice or other writing to be given by any Party to the other Parties in connection with or under this Agreement or for the purposes of this Agreement shall be in writing and in English. Any such notice may be given by personal delivery or by courier or by fax (followed by courier) or by electronic email (followed by courier) addressed as follows:

If to STL:

Attention: S. Athmanandha Perumal, Head Legal

Address: “Tidel Park”, 2nd Floor, No.4, Rajiv Gandhi Salai, Taramani, Chennai – 600 113

Telephone: 044-22540770

E-mail: athmanandha.perumal@sifycorp.com

If to the Investor:

Attention: Mr. Eshwar Karra

Address: 27 BKC, 7th Floor, Plot No. C-27, G Block, Bandra Kurla Complex, Bandra East. Mumbai – 400051

Telephone: +91 022-43360704

E-mail: eshwar.karra@kotak.com

If to the Company:

Attention: V. Ramanujan, Chief Financial Officer

Address: Tidel Park”, 2nd Floor, No.4, Rajiv Gandhi Salai, Taramani, Chennai - 600 113

Telephone: 044-22540770

E-mail: ramanujan.veeraraghavan@sifycorp.com

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or to such other address as any Party shall designate by written notice to the other Parties and shall be deemed to be given only when delivered by personal delivery or by courier or by fax (followed by courier) or by electronic mail (followed by courier) at the abovementioned address. The effective date of any notice shall be the earlier of: (i) actual receipt; and (ii) deemed receipt as detailed below in Clause 14.2.

14.2.	Any notice pursuant to this Clause 14 is deemed given:

14.2.1.	If delivered personally: on the date of delivery provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day in the country of the recipient following such day;

14.2.2.	If delivered by courier: 2 (two) days after being mailed by courier, provided such day is a Business Day failing which the immediately following Business Day;

14.2.3.	If transmitted by fax: on the date of transmission provided that, if transmission is after business hours, then the notice shall be deemed to have been given and received on the next Business Day in the country of the recipient following the date of transmission; or

14.2.4.	If transmitted by email (and wherever required, followed by courier): 3 (three) days after being mailed by courier, provided such day is a Business Day failing which the immediately following Business Day.

14.3.	All notices, counter notices or other instruments or designations delivered by the Investor in relation to this Agreement shall be effective if, signed by the Investor’s representative.

15.	COSTS AND EXPENSES

Each Party is responsible for any costs and expenses incurred by it in relation to the execution of this Agreement and any transactions contemplated hereunder. STL shall be responsible for the payment of any and all stamp duties related to: (i) the execution of this Agreement; and (ii) transfer of the Put CCDs, under the terms of this Agreement.

16.	ASSIGNMENT

16.1.	The Investor shall be entitled to assign/Transfer the Put CCDs, its rights, duties, benefits and obligations under this Agreement to any Person who shall have acquired Put CCDs from the Investor in accordance with the terms of this Agreement and the DSA, subject to execution of a Deed of Adherence for Investor Transferee by such Person.

16.2.	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, permitted assigns, executors and administrators.

17.	WAIVER

No waiver of any right under this Agreement shall be effective unless in writing. Unless expressly stated otherwise a waiver shall be effective only in the circumstances for which it is given. No delay or omission by any Party in exercising any right or remedy provided by the Applicable Law or under this Agreement shall constitute a waiver of such right or remedy. The single or partial exercise of a right or remedy under this Agreement shall not preclude any other nor restrict any further exercise of any such right or remedy.

18.	AMENDMENTS

This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

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19.	NO PARTNERSHIP

No Party shall act as an agent of the other Party or have any authority to act for or to bind the other Party.

20.	PARTIAL INVALIDITY

If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent for any reason including by reason of any Applicable Law, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law. Any invalid or unenforceable provision of this Agreement shall be replaced with a provision, which is valid and enforceable and most nearly reflects the original intent of the invalid and unenforceable provision.

21.	SEVERABILITY

If any provision of this Agreement is adjudged to be void or unenforceable, the same shall in no way affect any other provision of this Agreement, or its validity or enforceability, and the unenforceable provision shall be performed to the extent valid and enforceable.

22.	COUNTERPARTS

This Agreement may be executed in 1 (one) or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument and any Party may execute this Agreement by signing any 1 (one) or more of such originals or counterparts. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

23.	LAST PARTY EXECUTION

This Agreement shall be deemed to have been executed and shall come into force on the date when it is accepted and executed by the Company, who shall be the last party executing this Agreement.

(Signature Pages Follow)

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IN WITHNESS WHEREOF, the Parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date first written above:

SIGNED AND DELIVERED

By the within named “STL”,

Sify Technologies Limited

by the hand of Mr. S. Athmanandha Perumal

______________________________,

its Authorised Signatory.

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SIGNED AND DELIVERED

By the within named “Investor”,

Kotak Special Situations Fund

by the hand of Mr. Eshwar Karra

______________________________,

its Authorised Signatory.

And

By the within named “Investor”,

Kotak Special Situations Fund

by the hand of Mr. Rahul Shah

______________________________,

its Authorised Signatory.

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SIGNED AND DELIVERED

By the within named “SIS” or “Company”,

Sify Infinit Spaces Limited

by the hand of Mr. V. Ramanujan

______________________________,

its Authorised Signatory.

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ANNEXURE I

Signed copy of the Debenture Subscription Agreement dated November 1, 2021

(to be attached separately)

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ANNEXURE II

Net Worth Certificate of STL

Part A

Net Worth as on March 31, 2021

(to be attached separately)

Part B

Unaudited Net Worth as on September 30, 2021

(to be attached separately)

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ANNEXURE III

Shareholding pattern of STL and details of ultimate beneficial owners of STL

	No. of Shares	% of Shareholding	Paid-up Capital (in INR)
Foreign Holding
ADRs held by Citibank, New York, Depositary (Listed)	2,84,50,591	15.59	28,45,05,910
Infinity Capital Ventures, LP, USA (Unlisted)	1,39,02,860	7.62	13,90,28,600
Vegesna Family Trust, USA (Listed)	6,20,466	0.34	62,04,660
Total	4,29,73,917	23.55	42,97,39,170

Resident Holding
Infinity Satcom Universal Private Limited	1,45,30,000	7.96	14,53,00,000
Ramanand Core Investment Company Private Limited	12,50,00,000	68.49	1,25,00,00,000
Others	652	0.00	6,520
Total	13,95,30,652	76.45	1,39,53,06,520

Grand Total	18,25,04,569	100.00	1,82,50,45,690

Shareholding pattern of Ramanand Core Investment Company Private Limited

	No. of Shares	% of Shareholding	Paid-up Capital (in INR)
Equity Shares
Raju Vegesna InfoTech Industries Pvt Ltd.	4,493,953	75.13%	44,939,530
Ramanand Developers Ltd.	1,259,675	21.06%	12,596,750
Infinity Satcom Universal Pvt Ltd.	228,166	3.81%	2,281,660
V Ananda Raju	1	0%	10
V Raghu Ram Raju	1	0%	10
Total	5,981,796	100.00%	59,817,960
Preference Shares
Raju Vegesna InfoTech Industries Pvt Ltd.	450,000		45,000,000

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Shareholding pattern of Raju Vegesna InfoTech Industries Pvt Ltd.

	No. of Shares	% of Shareholding	Paid-up Capital (in INR)
Raju Vegesna	5,321,629	45%	53,216,290
Infinit Satcom Universal Pvt. Ltd.	6,438,500	55%	64,385,000
Vegesna Ananda Raju	50	0%	500
Vegesna Raghu Rama Raju	50	0%	500
Total	11,760,229	100%	117,602,290

Shareholding pattern of Infinity Satcom Universal Pvt Ltd

	No. of Shares	% of Shareholding	Paid-up Capital (in INR)
Vegesna Ananta Koti Raju	3,534,845	84%	35,348,450
Aarti Realtors (India) Pvt. Ltd.	195,571	5%	1,955,710
Vegesna Ananda Raju	495,000	12%	4,950,000
Vegesna Raghu Rama Raju	5,000	0%	50,000
Total	4,230,416	100%	42,304,160

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